KUNTZ LESHER SIEGRIST & MARTINI LLP

                      CERTIFIED PUBLIC ACCOUNTANTS
                          215 S. CENTERVILLE ROAD
                               P. O. BOX 8408
                            LANCASTER, PA 17604
                               (717)394-5666
                             FAX (717)394-0693







                     CONSENT OF INDEPENDENT ACCOUNTANTS'









    We consent to the inclusion in this registration statement on Form SB-2 of our report dated February 10, 1997 (except as to Note 14 which is as of February 24, 1997), on our audit of the consolidated financial statements of U.S. Plastic Lumber Corp. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".





                                  KUNTZ LESHER SIEGRIST & MARTINI LLP
                                  CERTIFIED PUBLIC ACCOUNTANTS


Lancaster, Pennsylvania
March 4, 1997